EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2001 relating to the consolidated financial statements of Ladenburg Thalmann & Co. Inc. included in the definitive proxy statement of Ladenburg Thalmann Financial Services Inc. (f/k/a GBI Capital Management Corp.) for its annual meeting of shareholders held on May 7, 2001, filed March 28, 2001.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 13, 2002